As filed with the Securities and Exchange Commission on November 21, 2007

Registration No.___ -_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	22-076120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

2004 EMPLOYEE AND DIRECTOR

EQUITY-BASED COMPENSATION PLAN

(Full title of the plan)

Jeffrey S. Sherman

Vice President and General Counsel

1 Becton Drive, Franklin Lakes, New Jersey 07417-1880

(Name and address of agent for service)

(201) 847-3223

(Telephone number, including area code,

of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $1.00 par value	5,500,000 shares	$83.37	$458,535,000	$14,077.03

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1), based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on November 16, 2007.

EXPLANATORY NOTE

A Registration Statement was filed on August 13, 2004 (Registration No. 333-118235) (the "Prior Registration Statement"), to register under the Securities Act of 1933, among other things, shares of Becton, Dickinson and Company common stock, par value $1.00 per share (the "Common Stock"), issuable under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the "Plan"). This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E. to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 5,500,000 shares of Common Stock that are issuable under the Plan at any time or from time to time.

INFORMATION INCORPORATED BY REFERENCE

Pursuant to General Instruction E. to Form S-8, Becton, Dickinson and Company hereby incorporates by reference the contents of the Prior Registration Statement.

EXHIBITS

Exhibit Number
5	Opinion of Jeffrey S. Sherman, Esq.
23(a)	Consent of Ernst & Young LLP
23(b)	Consent of Jeffrey S. Sherman (included in the opinion filed herewith as Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the 20th day of November, 2007.

BECTON, DICKINSON AND COMPANY

By: /s/ Jeffrey S. Sherman

Jeffrey S. Sherman

Senior Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Jeffrey S. Sherman, Dean J. Paranicas and Gary DeFazio, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Becton, Dickinson and Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November 2007.

Signature	Title
/s/ Edward J. Ludwig ______________________________ Edward J. Ludwig	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Basil L. Anderson ______________________________ Basil L. Anderson	Director
/s/ Henry P. Becton, Jr. ______________________________ Henry P. Becton, Jr.	Director

Signature	Title
/s/ Edward F. DeGraan ______________________________ Edward F. DeGraan	Director
/s/ Marshall O. Larsen ______________________________ Marshall O. Larsen	Director
/s/ Claire M. Fraser-Liggett ______________________________ Claire M. Fraser-Liggett	Director
/s/ Adel A. F. Mahmoud ______________________________ Adel A. F. Mahmoud	Director
/s/ Gary A. Mecklenburg ______________________________ Gary A. Mecklenburg	Director
/s/ Cathy E. Minehan ______________________________ Cathy E. Minehan	Director
/s/ James F. Orr ______________________________ James F. Orr	Director
/s/ Willard J. Overlock, Jr. ______________________________ Willard J. Overlock, Jr.	Director
/s/ James E. Perrella ______________________________ James E. Perrella	Director
/s/ Bertram L. Scott ______________________________ Bertram L. Scott	Director
/s/ Alfred Sommer ______________________________ Alfred Sommer	Director
/s/ John R. Considine ______________________________ John R. Considine	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ William A. Tozzi ______________________________ William A. Tozzi	Vice President – Finance (Principal Accounting Officer)